EXHIBIT 5.1

May 11, 2004

Ladies and Gentlemen:

Reference is hereby made to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), relating to the registration of $6,000,000 Deferred Compensation Obligations (the “Obligations”) of the Company, issuable in connection with the Asbury Automotive Group Wealth Accumulation Plan (the “Plan”).  I am Vice President and General Counsel for the Company and have acted in such capacity in connection with the Registration Statement.

In connection with my opinion, I have examined originals, or copies, certified or otherwise identified to my satisfaction, of the Registration Statement, the Wealth Accumulation Plan, the Restated Certificate of Incorporation of the Company, the Restated By-Laws of the Company, as well as such other corporate records, documents and other papers as I deemed necessary to examine for purposes of this opinion.  I have assumed the authenticity, accuracy and completeness of all documents submitted to me as originals, the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies and the genuineness of all signatures.

Based upon the foregoing, it is my opinion that the Obligations, when incurred in accordance with the terms of the Plan, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent transfer, arrangement or other laws of general applicability relating to or affecting enforcement of creditor’s rights, from time to time in effect and (ii) general principles of equity, whether such enforcement is considered in a proceeding at equity or law.

The opinion expressed herein is limited to Federal securities laws and the laws of the State of Connecticut currently in effect and is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

I hereby consent to the use of this opinion in connection with said Registration Statement.

Very truly yours,

/s/ Lynne A. Burgess
Lynne A. Burgess
Vice President and General Counsel